EXHIBIT 23 - A CONSENT OF S.R. SNODGRASS, A.C.


                        INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Wayne Bancorp, Inc. on Form S-4 of our report dated February 7, 1997, except for Note 17, as to which the date is October 13, 1997, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Proxy Statement/Prospectus.



                                                /s/ S.R. Snodgrass, A.C.
                                                ------------------------
                                                S.R. Snodgrass, A.C.


Wexford, Pennsylvania
December 11, 1997